UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 Wisconsin Avenue Suite 1300 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2026, Walker & Dunlop, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1.	Election of directors for a one-year term expiring at the 2027 Annual Meeting of Stockholders:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Ernest Freedman	26,253,694	112,513	126,284	3,098,072
Jeffery R. Hayward	25,818,346	547,219	126,926	3,098,072
Ellen Levy	24,913,161	1,452,928	126,402	3,098,072
Gary S. Pinkus	26,040,146	341,438	110,907	3,098,072
John Rice	25,539,835	841,168	111,488	3,098,072
Dana L. Schmaltz	25,578,262	803,198	111,031	3,098,072
William M. Walker	26,015,443	363,367	113,681	3,098,072
Donna Wells	24,527,570	1,849,679	115,242	3,098,072

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes For	Votes Against	Abstentions	Broker Non-votes
28,770,885	802,840	16,838	—

3.	Advisory resolution to approve executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-votes
18,276,382	7,493,052	723,057	3,098,072

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: May 21, 2026	By:	/s/ Daniel J. Groman
		Name:	Daniel J. Groman
		Title:	Executive Vice President, General Counsel & Secretary

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